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Baxter International Inc. and Subsidiaries

        Exhibit 12 - Computation of Ratio of Earnings to Fixed Charges
                   (unaudited - in millions, except ratios)

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Years ended December 31,                                                  1999        1998        1997        1996        1995
                                                                                      (B)         (B)                     (B)
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
Income from continuing operations
       before income taxes and cumulative
       effect of accounting change                                       $1,052       $ 493       $ 570       $ 693       $ 455
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Fixed charges
       Interest costs                                                       123         152         166          98          82
       Estimated interest in rentals (A)                                     30          26          26          24          26
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Fixed charges as defined                                                    153         178         192         122         108
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Adjustments to income
       Interest costs capitalized                                           (10)         (4)         (6)         (2)         (2)
       Losses of less than majority owned
         affiliates, net of dividends                                        (2)         --          --           8          10
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       Income as adjusted                                                $1,193       $ 667       $ 756       $ 821       $ 571
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Ratio of earnings to fixed charges                                         7.80        3.75        3.94        6.73        5.29
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Nine months ended September 30,                                                                                           2000
                                                                                                                           (B)
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Income from continuing operations before
       income taxes and cumulative effect
       of accounting change                                                                                               $ 582
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Fixed charges
       Interest costs                                                                                                        96
       Estimated interest in rentals (A)                                                                                     22
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Fixed charges as defined                                                                                                    118
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Adjustments to income
       Interest costs capitalized                                                                                           (10)
       Losses of less than majority-owned
         affiliates, net of dividends                                                                                        (2)
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       Income as adjusted                                                                                                 $ 688
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Ratio of earnings to fixed charges                                                                                         5.83
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(A)  Represents the estimated interest portion of rents.

(B) Excluding the following significant unusual charges, the ratio of earnings to fixed charges was 8.25, 6.08, 5.08, and 7.13 in 2000, 1998, 1997 and
     1995, respectively.

     2000: $286 million in-process research and development and acquisition-related costs charge.
     1998: $116 million in-process research and development charge, $178 million net litigation charge, $122 million exit and reorganization costs charge.
     1997:  $220 million in-process research and development charge.
     1995: $96 million net litigation charge and $103 million exit and other reorganization costs charge.